Exhibit 1.01

Conflict Minerals Report of Haemonetics Corporation
For the reporting period from January 1, 2019 to December 31, 2019

This is the Conflict Minerals Report (“CMR”) of Haemonetics Corporation (“Haemonetics,” “we,” “us,” or “our”) for the reporting period from January 1, 2019 to December 31, 2019 pursuant to Rule 13p-1 (“Rule 13p-1”) promulgated under the Securities Exchange Act of 1934, as amended.
1. Introduction

Haemonetics is a global healthcare company dedicated to providing a suite of innovative hematology products and solutions to customers to help improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets including blood and plasma component collection, the surgical suite, and hospital transfusion services.
Rule 13p-1 requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in Rule 13p-1 are necessary to the functionality or production of those products. The specified minerals, which we collectively refer to as “conflict minerals,” are gold, columbite-tantalite (coltan), cassiterite, and wolframite and its derivatives, specifically tantalum, tin and tungsten. Haemonetics manufactures, or contracts to manufacture, certain products for which conflict minerals are necessary to the functionality or production.
We have adopted a Conflict Minerals Statement, which is publicly available at http://www.haemonetics.com/conflict-minerals-statement.
This CMR describes the measures we have undertaken to investigate the source and chain of custody of conflict minerals necessary to the products we manufacture or contract to manufacture, our efforts to determine the mine or location of origin of the necessary conflict minerals, and, to the extent known to us, the facilities used to process the conflict minerals and the country of origin of the conflict minerals.

2. Products Covered

During calendar year 2019, Haemonetics manufactured or contracted to manufacture the following blood and plasma collection and diagnostic devices for which conflict minerals are necessary to the products’ functionality or production: ACP® 215, Cell Saver® Elite®, HaemoBank®, MCS®+ 8150, MCS®+ 9000, NexSys PCS®, PCS2, TEG® 6s and TEG 5000 (collectively, “Products”).

We have conducted a good faith reasonable country of origin inquiry (“RCOI”) regarding the conflict minerals necessary to our Products’ functionality or production. Our RCOI was reasonably designed to determine whether such conflict minerals originated in the Democratic Republic of the Congo, Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, or Zambia (collectively, the “Covered Countries”) or came from scrap or recycled sources. Based on our RCOI, we determined or had reason to believe that conflict minerals necessary to our Products may have originated in the Covered Countries and may not have come from recycled or scrap sources.

3. Design of Due Diligence Measures

Our due diligence process was designed to conform to the Organization for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition and accompanying supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”). It is important to note that the OECD Guidance was written for both upstream entities (generally, miners and smelters) and downstream companies (generally, manufacturers and retailers) in the supply chain. As Haemonetics is a downstream company in the supply chain, we tailored our due diligence practices accordingly.

4. Due Diligence Measures Implemented

Due diligence measures undertaken by Haemonetics included the following:

We assembled an internal team of representatives from Procurement, Legal and Compliance, and Finance to support supply chain due diligence. We then identified those Haemonetics products that may contain conflict minerals. Next, we engaged with Tier 1 suppliers to collect information regarding the presence and sourcing of conflict minerals used in the products supplied to Haemonetics, using the Electronic Industry Citizenship Coalition (EICC) and Global e-Sustainability Initiative (GeSI) Conflict Minerals Due Diligence Template (EICC-GeSI Template) for data collection.
We then engaged with those suppliers by taking the following steps: first, an introduction email was sent to Tier 1 suppliers for the Products describing the compliance requirements and requesting conflict minerals information. Following the initial introductions to the program and information request, reminder emails were sent to each non-responsive supplier requesting survey completion. Suppliers who remained non-responsive to these email reminders were contacted by phone and offered assistance. This assistance included, but was not limited to, further information about our Conflict Minerals Compliance Program, an explanation of why the information was being collected, a review of how the information would be used and clarification regarding how the information needed could be provided. An escalation process was initiated for suppliers who continued to be non-responsive after the above contacts were made.
Based on the information obtained from our suppliers and otherwise obtained through the diligence process described above, we believe that the facilities used to process the necessary conflict minerals contained in our Products included the smelters and refiners listed below. However, this is not a comprehensive list, as we were unable to determine, based on our due diligence process, the smelters or refiners through which certain of the conflict minerals contained in our Products were processed:

8853 S.p.A.	ITALY
A&M Minerals Ltd.	UNITED KINGDOM
A.L.M.T. TUNGSTEN Corp.	JAPAN
A.M.P.E.R.E. Deutsch	GERMANY
Abington Reldan Metals, LLC	UNITED STATES
ABS Industrial Resources Ltd	UNITED KINGDOM
ACL Metais Eireli	BRAZIL

Advanced Chemical Company	UNITED STATES OF AMERICA
Advanced Metallurgical Group N.V. (AMG)	UNITED STATES OF AMERICA
African Gold Refinery	UGANDA
Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Aida Chemical Industries Co., Ltd.	JAPAN
Al Etihad Gold LLC	UNITED ARAB EMIRATES
Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Alpha	UNITED STATES
Alumetal S.A.	POLAND
An Thai Minerals Co., Ltd.	VIET NAM
An Vinh Joint Stock Mineral Processing Company	VIET NAM
AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
ANHUI HERRMAN IMPEX CO.	CHINA
Argor-Heraeus S.A.	SWITZERLAND
ARY Aurum Plus (private, 100%)	UNITED ARAB EMIRATES
Asahi Pretec Corp.	JAPAN
Asahi Refining Canada Ltd.	CANADA
Asahi Refining USA Inc.	UNITED STATES
Asaka Riken Co., Ltd.	JAPAN
Asia Tungsten Products Vietnam Ltd.	VIET NAM
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Kennametal Huntsville	UNITED STATES OF AMERICA
AU Traders and Refiners	SOUTH AFRICA
AURA-II	UNITED STATES
Aurubis AG	GERMANY
Bangalore Refinery	INDIA
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Beijing Tian-Long Tungsten & Molybdenum Co., Ltd.	CHINA
BESEEM MINING CO., LTD.	CHINA
Boliden AB	SWEDEN
Brand IMLI	INDONESIA
C. Hafner GmbH + Co. KG	GERMANY
Caridad	MEXICO
CASS	UNITED STATES OF AMERICA
CCR Refinery - Glencore Canada Corporation	CANADA
Cendres + Metaux S.A.	SWITZERLAND
CGR Metalloys Pvt Ltd.	INDIA
Yunnan Copper Industry Co., Ltd.	CHINA
Changsha Saneway Electronics Materials Co., Ltd.	CHINA
Changsha South Tantalum Niobium Co., Ltd.	CHINA

Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Chimet S.p.A.	ITALY
China National Gold Corporation	CHINA
China Tin Group Co., Ltd.	CHINA
China's nonferrous mining group co., LTD	CHINA
Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Chugai Mining	JAPAN
CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Colonial Metals, Inc	UNITED STATES
Colt Refining	UNITED STATES OF AMERICA
Conghua Tantalum and Niobium Smeltry	CHINA
Cookson	UNITED STATES
Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Corteks	RUSSIAN FEDERATION
CP Metals Inc.	UNITED STATES OF AMERICA
CV Ayi Jaya	INDONESIA
CV Duta Putra Bangka	INDONESIA
CV Gita Pesona	INDONESIA
CV Nurjanah	INDONESIA
CV Serumpun Sebalai	INDONESIA
CV Tiga Sekawan	INDONESIA
CV United Smelting	INDONESIA
CV Venus Inti Perkasa	INDONESIA
D Block Metals, LLC	UNITED STATES
Da Nang Processing Import and Export Joint Stock	VIET NAM
DAE CHANG IND CO LTD	KOREA, REPUBLIC OF
Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
DaeryongENC	KOREA, REPUBLIC OF
Daye Non-Ferrous Metals Mining Ltd.	CHINA
Dayu Weiliang Tungsten Co., Ltd.	CHINA
Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Dingnan Jiawang environmental Tin technology Co.	CHINA
DODUCO GmbH	GERMANY
DODUCO Contacts and Refining GmbH	GERMANY
Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
DONGGUAN CITY XIDA SOLDERING TIN PRODUCTS CO	CHINA
Dongguan Standard Electronic Material Co., Ltd	China
Dowa	JAPAN
DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
DSC (Do Sung Corporation)	KOREA, REPUBLIC OF

Duoluoshan	CHINA
Eco-System Recycling Co., Ltd.	JAPAN
Eco-System Recycling Co., Ltd. East Plant	JAPAN
Eco-System Recycling Co., Ltd. North Plant	JAPAN
Eco-System Recycling Co., Ltd. West Plant	JAPAN
Eldorado Gold Corporation	CANADA
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Elemetal Refining, LLC	UNITED STATES
Elmet S.L.U.	SPAIN
EM Vinto	BOLIVIA
Emirates Gold DMCC	UNITED ARAB EMIRATES
EM Vinto	BOLIVIA
ERAMET	FRANCE
Estanho de Rondonia S.A.	BRAZIL
Ethiopian Minerals Development Share Company	ETHIOPIA
Exotech Inc.	UNITED STATES
F&X Electro-Materials Ltd.	CHINA
Federal Metal Company	UNITED STATES OF AMERICA
Fenix Metals	POLAND
Festival'noe Mine	RUSSIAN FEDERATION
Fidelity Printers and Refiners Ltd.	ZIMBABWE
FIR Metals & Resource Ltd.	CHINA
Fujairah Gold FZC	UNITED ARAB EMIRATES
Fujairah Gold FZE	UNITED ARAB EMIRATES
Fujian Ganmin RareMetal Co., Ltd.	CHINA
Fujian Jinxin Tungsten Co., Ltd.	CHINA
Gold Refinery of Zijin Mining Group CO., Ltd.	CHINA
Galvano Hengelo B.V.	NETHERLANDS
Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
GANZHOU LIANSHENG	CHINA
Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Ganzhou Yatai Tungsten Co., Ltd.	CHINA
GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Geib Refining Corporation	UNITED STATES
Gejiu City , the cloud new colored electrolytic Co., Ltd.	CHINA
Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Gejiu Fengming Metallurgy Chemical Plant	CHINA
Gejiu Jinye Mineral Company	CHINA
Gejiu Kai Meng Industry and Trade LLC	CHINA
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA

GEJIU YE LIAN CHANG	CHINA
Gejiu Yunxi Group Corp.	China
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Global Advanced Metals Aizu	JAPAN
Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Global Tungsten & Powders Corp	UNITED STATES OF AMERICA
Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
GUANG XI HUA XI CORP	China
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Guangdong Jinding Gold Limited	CHINA
Guangdong MingFa Precious Metal Co.,Ltd	CHINA
Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Guangxi Huaxi Group	China
Guangxi Nonferrous Metals Group	CHINA
Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Gujarat Gold Centre	INDIA
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
H.C. Starck Co., Ltd.	THAILAND
H.C. Starck GmbH	GERMANY
H.C. Starck Hermsdorf GmbH	GERMANY
H.C. Starck Inc.	UNITED STATES OF AMERICA
H.C. Starck Ltd.	JAPAN
H.C. Starck Smelting GmbH & Co. KG	GERMANY
H.C. Starck GmbH Goslar	GERMANY
H.C. Starck Tantalum and Niobium GmbH	GERMANY
H.C. Starck GmbH	GERMANY
H.C. Starck Tungsten GmbH	GERMANY
Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
HANGZHOU YOUBANG SOLDER METALS CO.LTD.	CHINA
HARADA METAL INDUSTRY CO., LTD.	JAPAN
HeeSung Metal Ltd.	KOREA, REPUBLIC OF
LT Metal Ltd.	KOREA, REPUBLIC OF
Heimerle + Meule GmbH	GERMANY
Henan Yuguang Gold & Lead Co., Ltd.	CHINA
Henan Zhongyuan Gold Refinery Co., Ltd.	CHINA
Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Heraeus Ltd. Hong Kong	CHINA
Heraeus Metals Hong Kong Ltd.	CHINA

Heraeus Precious Metals GmbH & Co. KG	GERMANY
HeTai Gold Mineral GuangDong Ltd. Co.	China
Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA
Hon Hai Precision Industry Co., LTD	TAIWAN
Hongqiao Metals (Kunshan) Co., Ltd.	CHINA
House of Currency of Brazil (Casa da Moeda do Brazil)	Brazil
HuiChang Hill Tin Industry Co., Ltd.	CHINA
Huichang Jinshunda Tin Co., Ltd.	CHINA
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Hunan Xianghualing tin	China
Hunan Xianghualing Tin Co. ltd	CHINA
Hunan Yuguang Gold & Lead Co., Ltd.	CHINA
Hwaseong CJ Co., Ltd.	KOREA, REPUBLIC OF
Hydro Aluminium Primary Metal	NORWAY
Hydrometallurg, JSC	RUSSIAN FEDERATION
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
International Precious Metal Refiners	UNITED ARAB EMIRATES
Ishifuku Metal Industry Co., Ltd.	JAPAN
Istanbul Gold Refinery	TURKEY
Italpreziosi	ITALY
Japan Mint	JAPAN
Japan New Metals Co., Ltd.	JAPAN
Jean Goldschmidt International	BELGIUM
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Jiangxi Copper Co., Ltd.	CHINA
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Jiangxi Xianglu Tungsten Co., Ltd.	CHINA
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Jiangxi Huayu metal co., Ltd	CHINA
Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Jiangxi New Nanshan Technology Ltd.	CHINA
Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Jiangxi Richsea New Materials Co., Ltd.	CHINA
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Jiangxi Tuohong New Raw Material	CHINA
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA

Jin Jinyin refining company limited	CHINA
Jin Zhi Dao Tin Co. Ltd.	CHINA
Jinan Institute of Metallurgical Science	CHINA
Jinlong Copper Co., Ltd.	CHINA
Jiujiang Janny New Material Co., Ltd.	CHINA
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Jiujiang Tanbre Co., Ltd.	CHINA
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
JSC “A&IR Mining”	RUSSIAN FEDERATION
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
JSC Uralelectromed	RUSSIAN FEDERATION
JU TAI INDUSTRIAL CO.,LTD.	CHINA
Jun Katherine Industrial Co., Ltd.	TAIWAN, PROVINCE OF CHINA
JX Nippon Mining & Metals Co., Ltd.	JAPAN
K.A Rasmussen as	NORWAY
Kaloti Precious Metals	UNITED ARAB EMIRATES
Kazakhmys Smelting LLC	KAZAKHSTAN
Kazzinc	KAZAKHSTAN
KEMET Blue Metals	MEXICO
KEMET Blue Powder	UNITED STATES OF AMERICA
KEMPER	GERMANY
Kennametal Fallon	UNITED STATES OF AMERICA
Kennametal Huntsville	UNITED STATES OF AMERICA
Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
KGETS CO., LTD.	KOREA, REPUBLIC OF
KGHM Polska Miedz Spolka Akcyjna	POLAND
King-Tan Tantalum Industry Ltd.	CHINA
Kojima Chemicals Co., Ltd.	JAPAN
Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Kosak Seiren	JAPAN
Kyrgyzaltyn JSC	KYRGYZSTAN
Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
L'azurde Company For Jewelry	SAUDI ARABIA
Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Lingbao Gold Co., Ltd.	CHINA
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
L'Orfebre S.A.	ANDORRA
LSM Brasil S.A.	BRAZIL
LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF

Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd	CHINA
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Ma'anshan Weitai Tin Co., Ltd.	CHINA
Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Malaysia Smelting Corporation (MSC)	MALAYSIA
Malipo Haiyu Tungsten Co., Ltd.	CHINA
Marsam Metals	BRAZIL
Martin Metals Kft.	HUNGARY
Masan Tungsten Chemical LLC (MTC)	VIET NAM
Materion	UNITED STATES OF AMERICA
Matsuda Sangyo Co., Ltd.	JAPAN
Medeko cast, s.r.o.	SLOVAKIA
Mehra Ferro-Alloys Pvt Ltd.	INDIA
Melt Metais e Ligas S.A.	BRAZIL
Metahub Industries Sdn. Bhd.	MALAYSIA
Metal Do Co. Ltd.	JAPAN
Metallic Resources, Inc.	UNITED STATES OF AMERICA
Metallo Belgium N.V	BELGIUM
Elmet S.L.U.	SPAIN
Metallo Spain S.L.U.	SPAIN
Metallo-Chimique N.V.	BELGIUM
Metallurgical Products India Pvt. Ltd. (MPIL)	INDIA
Metalor Switzerland	SWITZERLAND
Metalor Technologies (Hong Kong) Ltd.	CHINA
Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Metalor Technologies (Suzhou) Ltd.	CHINA
Metalor Technologies S.A.	SWITZERLAND
Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Mineracao Taboca S.A.	BRAZIL
Ming Li Jia smelt Metal Factory	China
China Minmetals Corp.	CHINA
Minsur	PERU
Mits-Tec (Shanghai) Co. Ltd.	CHINA
Mitsubishi Materials Corporation	JAPAN
Mitsui Mining & Smelting	JAPAN
Mitsui Mining and Smelting Co., Ltd.	JAPAN
MMTC-PAMP India Pvt., Ltd.	INDIA
Modeltech Sdn Bhd	MALAYSIA
Moliren Ltd	RUSSIAN FEDERATION
Molycorp Silmet A.S.	ESTONIA
Morris and Watson	NEW ZEALAND
Morris and Watson Gold Coast	AUSTRALIA

Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Malaysia Smelting Corporation (MSC)	MALAYSIA
Muchuan Industrial Co., Ltd	CHINA
Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Nam Hing Industrial Laminate Ltd.	CHINA
Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
NH Recytech Company	KOREA, REPUBLIC OF
Niagara Refining LLC	UNITED STATES OF AMERICA
Nihon Material Co., Ltd.	JAPAN
Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Molycorp Silmet A.S.	ESTONIA
NPM Silmet AS	ESTONIA
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Nyrstar Metals	UNITED STATES OF AMERICA
O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Ohura Precious Metal Industry Co., Ltd.	JAPAN
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
OM Manufacturing Phils. Inc	PJILIPPINES
Operaciones Metalurgical S.A.	BOLIVIA
PAMP S.A.	SWITZERLAND
JX Nippon Mining & Metals Co., Ltd.	JAPAN
Pease & Curren	UNITED STATES OF AMERICA
Penglai Penggang Gold Industry Co., Ltd.	CHINA
Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
PIC International Metals & Alloys Pvt Ltd.	INDIA
Planta Recuperadora de Metales SpA	CHILE
Pohang Iron and Steel Co. Ltd.	KOREA, REPUBLIC OF
Pongpipat Company Limited	MYANMAR
Power Resources Ltd.	MACEDONIA
PRG Dooel	MACEDONIA
Precious Minerals and Smelting Limited	INDIA
Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
PT Aneka Tambang (Persero) Tbk	INDONESIA
PT Aries Kencana Sejahtera	INDONESIA
PT Artha Cipta Langgeng	INDONESIA
PT ATD Makmur Mandiri Jaya	INDONESIA
PT Babel Inti Perkasa	INDONESIA
PT Bangka Prima Tin	INDONESIA

PT Bangka Serumpun	INDONESIA
PT Bangka Tin Industry	INDONESIA
PT Belitung Industri Sejahtera	INDONESIA
PT Bukit Timah	INDONESIA
PT Cipta Persada Mulia	INDONESIA
PT Donna Kembara Jaya	INDONESIA
PT DS Jaya Abadi	INDONESIA
PT Eunindo Usaha Mandiri	INDONESIA
PT HANJAYA PERKASA METALS	INDONESIA
PT HP Metals Indonesia	INDONESIA
PT Inti Stania Prima	INDONESIA
PT Justindo	INDONESIA
PT Karimun Mining	INDONESIA
PT Kijang Jaya Mandiri	INDONESIA
PT Lautan Harmonis Sejahtera	INDONESIA
PT Menara Cipta Mulia	INDONESIA
PT Mitra Stania Prima	INDONESIA
PT O.M. Indonesia	INDONESIA
PT Panca Mega Persada	INDONESIA
CV Serumpun Sebalai	INDONESIA
PT Premium Tin Indonesia	INDONESIA
PT Prima Timah Utama	INDONESIA
PT Refined Bangka Tin	INDONESIA
PT Sariwiguna Binasentosa	INDONESIA
PT Singkep Times Utama	INDONESIA
PT Stanindo Inti Perkasa	INDONESIA
PT Sukses Inti Makmur	INDONESIA
PT Sumber Jaya Indah	INDONESIA
PT Timah (Persero) Tbk Kundur	INDONESIA
PT Timah Tbk Kundur	INDONESIA
PT Timah Tbk Mentok	INDONESIA
PT Tinindo Inter Nusa	INDONESIA
PT Tommy Utama	INDONESIA
PT Wahana Perkit Jaya	INDONESIA
PT Yinchendo Mining Industry	INDONESIA
PT. Supra Sukses Trinusa	INDONESIA
PX Precinox S.A.	SWITZERLAND
QG Refining, LLC	UNITED STATES OF AMERICA
QuantumClean	UNITED STATES OF AMERICA
RAFFMETAL	ITALY
Ram Sales	UNITED STATES OF AMERICA
Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Refinery of Seemine Gold Co., Ltd.	CHINA

Remondis Argentia B.V.	NETHERLANDS
REMONDIS PMR B.V.	NETHERLANDS
Republic Metals Corporation	UNITED STATES OF AMERICA
Resind Industria e Comercio Ltda.	BRAZIL
RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
RFH Tantalum Smeltry Co., Ltd.	CHINA
Richemax international co.,LTD	TAIWAN
Rio Tinto Group	UNITED KINGDOM
Royal Canadian Mint	CANADA
Rui Da Hung	TAIWAN
S. Izaguirre	SPAIN
SAAMP	FRANCE
Sabin Metal Corp.	UNITED STATES
Safimet S.p.A	ITALY
SAFINA A.S.	CZECH REPUBLIC
Sai Refinery	INDIA
Samduck Precious Metals	KOREA, REPUBLIC OF
SAMWON Metals Corp.	KOREA, REPUBLIC OF
SAXONIA Edelmetalle GmbH	GERMANY
Schone Edelmetaal B.V.	NETHERLANDS
Semco	UNITED STATES OF AMERICA
SEMPSA Joyeria Plateria S.A.	SPAIN
SENJU METAL INDUSTRY CO.,LTD.	JAPAN
SEVELAR	SPAIN
Shan Dong Huangjin	CHINA
Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CHINA
Shandong Humon Smelting Co., Ltd.	CHINA
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Shandong Zhongkuang Group Co.,Ltd.	CHINA
Shanghai Jiangxi Metals Co. Ltd	CHINA
Shenzhen fujun material technology co.,ltd	CHINA
Shenzhen Heng Zhong Industry Co.,Ltd.	CHINA
Shenzhen Hong Chang Metal Manufacturing Factory	CHINA
Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Shun Heng	CHINA
Sichuan Guanghan Jiangnan casting smelters	CHINA
Sichuan Tianze Precious Metals Co., Ltd.	CHINA
SIGMA TIN ALLOY CO., LTD	CHINA
Singway Technology Co., Ltd.	TAIWAN
Sino Gold Mining Ltd.	CHINA
Sino-Platinum Metals Co.,Ltd	CHINA

SIZER METALS PTE LTD	SINGAPORE
So Accurate Group, Inc.	UNITED STATES OF AMERICA
SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Soft Metais Ltda.	BRAZIL
Solar Applied Materials Technology Corp.	TAIWAN
Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Sovereign Metals	INDIA
Institute of Center for Physical Sciences and Technology	LITHUANIA
State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Sudan Gold Refinery	SUDAN
Sumitomo Metal Mining Co., Ltd.	JAPAN
Sun Surface Technology Co Ltd	CHINA
SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Super Dragon Technology Co., Ltd	CHINA
Super Ligas	BRAZIL
T.C.A S.p.A	ITALY
Taicang City Nancang Metal Material Co.,Ltd	CHINA
Taiwan qinggao qiye you xian gong si	TAIWAN
Taiwan's lofty Enterprises Ltd.	TAIWAN
Taki Chemical Co., Ltd.	JAPAN
Tanaka Kikinzoku International	JAPAN
Tanaka Kikinzoku Kogyo K.K.	JAPAN
Technic Inc.	UNITED STATES OF AMERICA
Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Telex Metals	UNITED STATES OF AMERICA
Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
Thailand Smelting & Refining Co Ltd	THAILAND
Thaisarco	THAILAND
The Hutti Gold Company	INDIA
The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Tianshui ling bo technology co., Ltd	CHINA
TIN PLATING GEJIU	CHINA
Tin Technology & Refining	UNITED STATES OF AMERICA
Tokuriki Honten Co., Ltd.	JAPAN
Ton Yi Industrial Corporation	TAIWAN
Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Tony Goetz NV	BELGIUM
TonYi Industrial Corporation	TAIWAN
TOO Tau-Ken-Altyn	KAZAKHSTAN
TOP-TEAM TECHNOLOGY (SHENZHEN) LIMITED	CHINA
Torecom	KOREA, REPUBLIC OF
Tranzact, Inc.	UNITED STATES

Treibacher Industrie AG	AUSTRIA
Tungsten Diversified Industries LLC	UNITED STATES OF AMERICA
Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Ulba Metallurgical Plant JSC	KAZAKHSTAN
Ultracore Co., Ltd.	THAILAND
Umicore Brasil Ltda.	BRAZIL
Umicore Precious Metals Refining Hoboken	BELGIUM
Umicore Precious Metals Thailand	THAILAND
Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Unecha Refractory metals plant	RUSSIAN FEDERATION
United Precious Metal Refining, Inc.	UNITED STATES
Universal Precious Metals Refining Zambia	ZAMBIA
Uyemura International Corp.	UNITED STATES OF AMERICA
Valcambi S.A.	SWITZERLAND
Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
VQB Mineral and Trading Group JSC	VIET NAM
Walcownia Metali Nieżelaznych "Łabędy" S.A.	POLAND
Wang Yu Manufacturing Co. Ltd.	CHINA
Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
White Solder Metalurgia e Mineracao Ltda.	BRAZIL
WIELAND Edelmetalle GmbH	GERMANY
Wolfram Bergbau und Hutten AG	AUSTRIA
Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Wonil Metal Co., Ltd.	KOREA, REPUBLIC OF
Wu Xi Shi Yi Zheng Ji Xie She Bei Company	CHINA
Wujiang City luxe Tin Factory	CHINA
Wuxi Lantronic Electronic Co Ltd	CHINA
Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Xiamen Tungsten Co., Ltd.	CHINA
Xianghualing Tin Minerals	CHINA
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Xstrata Canada Corporation	CANADA
XURI	CHINA
Yamakin Co., Ltd.	JAPAN
Yamamoto Precious Metal Co., Ltd.	JAPAN
YH(Yunnan)	CHINA
Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Yifeng Tin	CHINA
Yokohama Metal Co., Ltd.	JAPAN
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Yunnan Chengo Electric Smelting Plant	CHINA

Yunnan Copper Industry Co., Ltd.	CHINA
Yunnan Tin Company Limited	CHINA
Yunnan Tin Group (Holding) Company Limited	CHINA
Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA
Zhengzhou Shibo Nonferrous Metals Products	CHINA
Zhongkuang Gold Industry Co., Ltd.	CHINA
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Zhuhai Quanjia	CHINA
Zhuhai toxic materials Monopoly Ltd.	CHINA
Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
優耐銅材（蘇州）有限公司	CHINA
        Based on the information obtained through the due diligence process described above, we believe that the countries of origin of the conflict minerals contained in our Products included the countries listed below. However, this is not a comprehensive list, as we were unable to determine, based on our due diligence process, the countries from which certain of the conflict minerals contained in our Products originated. Also, to the extent that any of the conflict minerals originated in a Covered Country, we were unable to determine the specific mine or location of origin:

ANDORRA
AUSTRALIA
AUSTRIA
BELGIUM
BOLIVIA
BRAZIL
CANADA
CHILE
CHINA
CZECH REPUBLIC
ESTONIA
ETHIOPIA
FRANCE
GERMANY
HUNGARY
INDIA
INDONESIA
ITALY
JAPAN
KAZAKHSTAN
KOREA (REPUBLIC OF)
KYRGYZSTAN

LITHUANIA
MACEDONIA
MALAYSIA
MEXICO
MYANMAR
NETHERLANDS
NEW ZEALAND
NORWAY
PERU
PHILIPPINES
POLAND
RUSSIAN FEDERATION
SAUDI ARABIA
SINGAPORE
SLOVAKIA
SOUTH AFRICA
SOUTH KOREA
SPAIN
SUDAN
SWEDEN
SWITZERLAND
TAIWAN
THAILAND
TURKEY
UGANDA
UNITED ARAB EMIRATES
UNITED KINGDOM
UNITED STATES OF AMERICA
UZBEKISTAN
VIET NAM
ZAMBIA
ZIMBABWE
5. Steps to Improve Due Diligence
Haemonetics will endeavor to continuously improve upon its supply chain due diligence efforts via the following measures: first, we will continue to assess the presence of conflict minerals in our supply chain. We will continue to educate employees and suppliers about our Conflict Minerals Policy and clearly communicate expectations with regard to supplier performance, transparency and sourcing. We will also continue to endeavor to increase the response rate for RCOI and due diligence processes. In addition, we will compare our supplier survey results to information collected via independent conflict free smelter validation programs such as the EICC/GeSI Conflict Free Smelter program.